For Immediate Release

Baron Energy Inc., to Present at the Southwest

Investment Association Conference

HOUSTON, March 9, 2010 — Baron Energy, Inc. (OTCBB:BROED) (“Baron” or the “Company”), an independent oil and gas company headquartered in Midland Texas today announced they will present at the Southwest Investment Association Conference, Frisco, Texas, on Saturday, March 13, 2010.

Mr. Ronnie Steinocher, President & CEO of Baron Energy will be presenting from 9:40 to 10:00 AM CST. Interested parties can listen to the presentation on the web at www.swiaconference.net and clicking on the video tab.

Baron Energy is currently trading on the OTCBB under the symbol “BROED” due to a reverse stock split which was effective on March 5, 2010. The Company will trade under this symbol for 20 business days from the effective date, or April 1, 2010 and then revert back to “BROE”.

About Southwest Investment Association

The Southwest Investment Association, headquartered in Frisco Texas, is a group of Texas based broker/dealers, investment bankers, investment advisors, analysts, financial managers, capital formation service advisors, fund managers, institutions, media and accredited investors who come together to meet the management teams of small cap companies.

About Baron Energy

Baron Energy (OTCBB:BROE) is an independent oil and gas production, exploitation, and exploration company headquartered in Midland, TX with producing assets in the prolific oil producing Permian Basin of West Texas and a significant acreage position along the Texas Gulf Coast. Baron’s strategy is to grow production and reserves through acquisition of additional producing assets in the Permian Basin, low-cost exploitation and development of those properties combined with higher risk exploration drilling in prospects that have the potential for significant hydrocarbon discoveries.

For more information, please visit www.baronenergy.com

Forward-Looking Statement

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “potential,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Baron Energy, Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov, including the Company’s Annual Report on Form 10-K filed on October 29th, 2009. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact: Brad Holmes; Phone (713)654-4009, e-mail, b—holmes@att.net

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